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                                                                    Exhibit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-39923) of U.S.A. Floral Products, Inc. of our report dated July 10, 1998, relating to the financial statements of Florimex (Japan) Limited which appears in this Current Report on Form 8-K/A.


Sonderhoff & Einsel
Tokyo, Japan
December 10, 1998


/s/ Masao Ishikawa
Masao Ishikawa
Certified Public Accountant in Japan